Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated February 26, 2025, with respect to the consolidated financial statements of Diamond Hill Investment Group, Inc. and subsidiaries and the effectiveness of internal control over financial reporting, incorporated herein by reference.
/s/ KPMG LLP

Columbus, Ohio
April 29, 2025